Exhibit 32

CERTIFICATION

In connection with the Quarterly Report of Tanox, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I , Nancy T. Chang, Chief Executive Officer of Tanox, Inc. (Tanox) and Gregory P. Guidroz, Vice President of Finance of Tanox, certify, pursuant to the requirements of Section 906 of The Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) and

2.	15(d) of the Securities Exchange Act of 1934, and

3.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tanox.

Date: November 13, 2003	By:	/s/ NANCY T. CHANG
Nancy T. Chang President and Chief Executive Officer

Date: November 13, 2003	By:	/s/ GREGORY P. GUIDROZ
Gregory P. Guidroz Vice President of Finance

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Tanox, Inc. and will be retained by Tanox, Inc. and furnished to the Securities and Exchange Commission or its Staff upon request.